STRATOS RENEWABLES CORPORATION

UNSECURED CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT

This Unsecured Convertible Note and Warrant Purchase Agreement (this “Agreement”) is made as of August 27, 2008, by and between Stratos Renewables Corporation, a Nevada corporation (the “Company”), and the investors listed on Schedule I (the “Schedule of Investors”) attached to this Agreement (each an “Investor” and together the “Investors”).

RECITALS:

A. The Company and each Investor is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

B. Each Investor wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) an unsecured convertible promissory note convertible into shares of the common stock, par value $0.001 per share (the “Common Stock”) of the Company, (each, a “Note,” and collectively, the “Notes” and as converted, collectively, the “Note Shares”), in the principal amount set forth opposite such Investor’s name in the Schedule of Investors and (ii) a warrant to acquire up to that number of additional shares of Common Stock set forth opposite such Investor’s name in the Schedule of Investors (the “Warrants,” and the shares of Common Stock issuable upon exercise, collectively, the “Warrant Shares.”)

C. The Notes, the Warrants, the Note Shares and the Warrant Shares collectively are referred to herein as the “Securities.”

D. The Company is hereby offering to the Investors: (a) a minimum of $5,000,000 in aggregate principal of the Notes and related Warrants (the “Initial Investment”), and (b) up to a maximum aggregate principal amount of not more than $10,000,000, inclusive of the Initial Investment, in additional Notes and related Warrants (the “Maximum Aggregate Investment”).

NOW, THEREFORE, the Company and each Investor hereby agree as follows:

SECTION 1

Purchase, Sale and Issuance of Notes and Warrants

1.1 Sale and Issuance of Notes and Warrants.  Subject to the terms and conditions of this Agreement, at the Closing (as defined below), each Investor agrees to purchase, severally and not jointly, and the Company agrees to sell and issue to each Investor, (a) a Note in the principal amount set forth opposite the Investor’s name on Schedule I hereto, and (b) Warrants to purchase up to that number of Warrant Shares equal to the quotient of (x) the principal amount of an Investor’s investment in the Notes divided by (y) $0.70 (the “Stated Conversion Price”), multiplied by 35% (subject to adjustment as set forth in the Warrant). The Warrants shall be exercisable for Common Stock at the price of $0.75 per share, subject to adjustment as set forth in the Warrant (the “Warrant Exercise Price”). The Notes and the Warrants shall be issued in substantially the same form as attached hereto as Exhibit A and Exhibit B respectively.

1.2 Purchase Price. The purchase price for the Notes and related Warrants to be purchased by each Investor at the Closing shall be the amount set forth opposite such Investor’s name in the Schedule of Investors (the “Purchase Price”).

SECTION 2

Closing Date and Delivery

2.1 Closing. The purchase, sale and issuance of the Notes and the Warrants shall take place at a closing (the “Closing”) at the offices of Stratos Renewables Corporation, 9440 Little Santa Monica Blvd., Suite 401, Beverly Hills, California 90210, to be consummated simultaneously with the execution of this Agreement (the “Closing Date”).

2.2 Delivery.  At the Closing, (a) each Investor shall pay its respective amount of the Purchase Price to the Company for the Notes and Warrants to be issued and sold to such Investor at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, (b) the Company will deliver to the Investor (i) one or more Notes such Investor is purchasing as is set forth opposite such Investor’s name in the Schedule of Investors and (ii) a Warrant pursuant to which such Investor shall have the right to acquire such number of Warrant Shares as is set forth opposite such Investor’s name in the Schedule of Investors (subject to adjustment as set forth in the Warrant), in all cases duly executed on behalf of the Company and registered in the name of such Investor.

SECTION 3

Representations and Warranties of the Company

The Company hereby represents and warrants to each Investor that, except as set forth on the Disclosure Schedule attached as Exhibit C to this Agreement, the following representations are true and complete as of the date hereof and as of the Closing. The Disclosure Schedule shall be delivered separately to the Investors and shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 3, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 3 if and only to the extent that it is reasonably apparent to someone unfamiliar with the Company and its business from the face of such disclosure that such disclosure is applicable to such other sections and subsections.

3.1 Due Incorporation, Qualification, etc. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (b) has the power and authority to own, lease and operate its properties and carry on its business as now conducted and as proposed to be conducted by the Company in the SEC Documents (as defined below); and (c) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where it does business except where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” shall mean a material adverse effect on (i) the business, assets, operations, prospects or financial or other condition of the Company and its Subsidiaries (as defined below) considered together; (ii) the ability or authority of the Company to pay or perform its obligations under this Agreement in accordance with the terms of this Agreement and the other Transaction Documents (as defined below) and to avoid an event of default, or an event which, with the giving of notice or the passage of time or both, would constitute an event of default, under any Transaction Document; or (iii) the rights and remedies of the Investor under this Agreement, the other Transaction Documents or any related document, instrument or agreement.

3.2 Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in Section 3.2 of the Disclosure Schedule. Except as disclosed in Section 3.2 of the Disclosure Schedule, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all liens, charges, claims, security interests, encumbrances, rights of first refusal or other restrictions (collectively, “Liens”) and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. For the purposes of this Agreement, “Subsidiary” shall mean, with respect to any Person, each corporation or other entity of which (a) such Person or any other Subsidiary of such Person is a general partner or a manager (b) or at least 50% of the securities or other ownership interests having by their terms ordinary voting power to elect at least 50% of the board of directors or other Persons performing similar functions is directly or indirectly owned or controlled by such Person, by any one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries. For the purposes of this Agreement, “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

3.3 Authority. The execution, delivery and performance by the Company of this Agreement, the Notes and the Warrants, and all such other documents required by the terms of this Agreement to be executed by the Company (collectively, the “Transaction Documents”), the consummation of the transactions contemplated hereby and thereby, the issuance of the Notes, and the reservation and issuance of the Note Shares and Warrant Shares, (a) are within the power of the Company and (b) have been duly authorized by all necessary actions on the part of the Company and no further filing, consent or authorization is required by the Company, its Board of Directors or its stockholders in connection with any of the foregoing.

3.4 Enforceability. Each Transaction Document has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

3.5 Non-Contravention. The execution and delivery by the Company of the Transaction Documents and the performance and consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Warrants and the reservation for issuance and issuance of the Note Shares and Warrant Shares) do not and will not (a) violate the Company’s Articles of Incorporation or Bylaws, as amended, as the case may be (“Charter Documents”), or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries; (b) violate any provision of, or result in the termination, amendment, cancellation or breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company or any of its Subsidiaries is a party or by which it is bound; or (c) result in the creation or imposition of any lien upon any property, asset or revenue of the Company or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company or any of its Subsidiaries, their respective businesses or operations, or any of their respective assets or properties.

3.6 Approvals. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof other than such as have been made or obtained and except for the filing of Form D pursuant to Regulation D or any “blue sky” filing.

3.7 Title to Assets. The Company and its Subsidiaries have good and marketable title to all real property owned by them that is material to the business of the Company and the Company and its Subsidiaries have good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens that do not, individually or in the aggregate, have or result in a Material Adverse Effect. To the Company’s knowledge, any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid and subsisting leases of which the Company and the Subsidiaries are in material compliance.

3.8 No Violation or Default. Each of the Company and its Subsidiaries, as applicable, is not in violation of or in default with respect to (a) its Charter Documents or any material judgment, order, writ, decree, statute, rule or regulation applicable to it; (ii) any material mortgage, indenture, agreement, instrument or contract to which it is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), (iii) any order of any court, arbitrator or governmental body or (iv) any material statute, rule or regulation of any governmental authority, where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a Material Adverse Effect.

3.9 Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries at law or in equity in any court or before any other governmental authority that if adversely determined (a) would (alone or in the aggregate) reasonably be expected to have a Material Adverse Effect or (b) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by the Company of the Transaction Documents or the transactions contemplated thereby.

3.10 Taxes. Within the times and in the manner prescribed by law, the Company and each of its Subsidiaries (i) has filed all foreign, federal, state and local income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes, assessments and penalties due and payable that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and, to the knowledge of the Company, there is no basis for any such claim.

3.11 OTCBB Compliance. The Company is in compliance with all requirements for, and its Common Stock is quoted on the Electronic Over-the-Counter Bulletin Board system.

3.12 SEC Documents. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such reports, schedules, forms, statements and other documents together with any materials filed or furnished by the Company under the Exchange Act, whether or not any such reports were required, are collectively referred to herein as the “SEC Documents.” As of their respective dates, the SEC Reports filed by the Company complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or identified in the SEC Documents, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the SEC.

3.13 Absence of Certain Changes. Since June 30, 2008, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), or results of operations or prospects of the Company and its Subsidiaries, considered together. Since June 30, 2008, the Company has not declared or paid any dividends. Neither the Company nor any of its Subsidiaries have taken any steps to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3.13, “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is currently proposed to be conducted.

3.14 Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.15 Sarbanes-Oxley Act. The Company is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

3.16 Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 of the General Rules and Regulations under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to provide reasonable assurance that information required to be disclosed by the Company and its Subsidiaries is accumulated and communicated to the Company’s management, including the Company’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective.

3.17 Capitalization. The authorized capital stock of the Company currently consists of 250,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock, $.001 par value (the “Preferred Stock”). All outstanding shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and nonassessable.

(a) Except as set forth in Section 3.17(a) of the Disclosure Schedule, there are no outstanding shares of Common Stock, Preferred Stock, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating the Company to issue any additional shares of its capital stock of any class.

(b) Except as set forth in Section 3.17(b) of the Disclosure Schedule, there are no (i) outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is or may become bound; (ii) financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; (iii) agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act; (iv) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company

(c) Except as set forth on Section 3.17(c) of the Disclosure Schedule, and except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as disclosed in the SEC Documents and any Schedules filed with the SEC pursuant to Rule 13d-1 of the Exchange Act by reporting persons or in Section 3.13 of the Disclosure Schedule, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock.

3.18 Issuance of Notes. The Notes and the Warrants are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof. As of the Closing, the Company shall have duly authorized and reserved for issuance a number of shares of Common Stock which equals the number of Note Shares and Warrant Shares. The Company shall, so long as any of the Notes and Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of effecting the conversion of the Notes and the exercise of the Warrants, 100% of the number of shares of Common Stock issuable upon the conversion of the Notes and the exercise of the Warrants. When issued upon conversion of the Notes and/or exercise of the Warrants, the Note Shares and the Warrant Shares, as applicable, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Securities is exempt from registration under the Securities Act.

3.19 Related Party Transactions. No affiliate, officer, director, or any Related Party is a party to any agreement with the Company. No employee of the Company or any Related Party is indebted in any amount to the Company and, except for accrued payroll obligations, the Company is not indebted to any of its employees or any Related Party. For purposes of this Agreement, “Related Party” shall mean with respect to any specified Person (i) each Person who, together with its affiliates, owns of record or beneficially at least five percent (5%) of the outstanding capital stock of the specified Person as of the date of this Agreement; (ii) each individual who is, or who has at any time been, an officer or director of the specified Person; (iii) each affiliate of the Persons referred to in clauses (i) and (ii) above; (iv) any trust or other entity (other than the specified Person) in which any one of the Persons referred to in clauses (i), (ii) and (iii) above holds (or in which more than one of such Persons collectively hold), beneficially or otherwise, a voting, proprietary or equity interest; and (v) any trust or other entity (other than the specified Person) with which any of such Persons is affiliated.

3.20 Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

3.21 Patents and Trademarks. To the Company’s knowledge, the Company and its Subsidiaries own, or possess adequate rights or licenses to use, all trademarks, trade names, service marks, service mark registrations, service names, patents, patent applications, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. Except as disclosed in the SEC Documents, there is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights.

3.22 Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and location in which the Company and the Subsidiaries are engaged. Neither the Company nor any of its subsidiaries has sustained since the date of the latest unaudited financial statements included in the SEC Documents any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the SEC Documents Prospectus that would individually or in the aggregate result in a Material Adverse Effect.

3.23 Regulatory Permits. To the Company’s knowledge, the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents (“Material Permits”), except where the failure to possess such permits does not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

3.24 Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or, to the Company’s knowledge, employs any member of a union. No current executive officer of the Company or any of its Subsidiaries has notified in writing the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary. To the knowledge of the Company or any such Subsidiary, no executive officer of the Company or any of its Subsidiaries is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any such Subsidiary to any liability with respect to any of the foregoing matters.

3.25 Labor Matters. The Company and its Subsidiaries are in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.26 Environmental Laws. To the Company’s knowledge, the Company and its Subsidiaries (i) are in compliance in all material respects with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance in all material respects with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

3.27 Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or offered to make any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made or offered to make any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.28 Application of Takeover Protections. Except as described in Section 3.28 of the Disclosure Schedule, there is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Charter Documents or the laws of its state of incorporation that is or could become applicable to any of the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

3.29 Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

3.30 General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Notes or Warrants. As provided in Section 8.2 hereof, the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commission (other than for persons engaged by any Investor or its investment advisor) relating to or arising out of the issuance of the Securities pursuant to this Agreement.

3.31 No Integration. Neither the Company nor any of its affiliates nor, any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable stockholder approval provisions. The Company is not required to be registered as, and is not an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company is not required to be registered as a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

3.32 Private Placement. Assuming the accuracy of the representations and warranties of the Investors contained in Section SECTION 4 of this Agreement and the compliance by the Investors with the provisions set forth herein, it is not necessary, in connection with the issuance and sale of any Securities, in the manner contemplated by the Transaction Documents, to register any Securities under the Securities Act.

3.33 Registration Rights. Except as described in Section 3.33 of the Disclosure Schedule, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied or waived.

3.34 Disclosure; Accuracy of Information Furnished. The Company confirms that neither it nor any officers, directors or affiliates, has provided any of the Investors or their agents or counsel with any information that constitutes or might constitute material, nonpublic information (other than the existence and terms of the issuance of Securities, as contemplated by this Agreement). The Company understands and confirms that each of the Investors may rely on the foregoing representations in effecting transactions in securities of the Company. None of the Transaction Documents and none of the other certificates, statements or information furnished to the Investor by or on behalf of the Company in connection with the Transaction Documents or the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those set forth in the Transaction Documents.

3.35 Undisclosed Liabilities. The Company has not undertaken or incurred any liability or obligation, direct or contingent, except for liabilities or obligations disclosed in the SEC Documents.

SECTION 4

Representations and Warranties of the Investor

Each Investor represents and warrants with respect to only itself that:

4.1 Authority and Binding Obligation. The execution, delivery and performance by the Investor of the Transaction Documents and the consummation of the transactions contemplated thereby (a) are within the power of the Investor and (b) have been duly authorized by all necessary actions on the part of the Investor. Each Transaction Document has been, or will be, duly executed and delivered by the Investor and constitutes, or will constitute, a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

4.2 No Public Sale or Distribution. Such Investor is (i) acquiring the Notes and the Warrants and (ii) upon the conversion of the Notes or the exercise of the Warrants, will acquire the Note Shares or the Warrant Shares issuable upon conversion or exercise thereof, as applicable, in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act and such Investor does not have a present arrangement to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Such Investor is acquiring the Securities hereunder in the ordinary course of its business. Such Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

4.3 Securities Law Compliance. Such Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities. The Investor has not been formed solely for the purpose of making this investment and is purchasing the Securities for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. The Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act.

4.4 Access to Information. Such Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Investor. Such Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained herein. Such Investor understands that its investment in the Securities involves a high degree of risk and is able to afford a complete loss of such investment. Such Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

4.5 No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

4.6 Transfer or Resale. Such Investor understands that except as provided in Section 5.1 (Registration Rights) hereof: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Investor shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Investor provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 4.6; provided, that in order to make any sale, transfer or assignment of Securities, such Investor and its pledgee makes such disposition in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

4.7 Legends. Such Investor understands that the certificates or other instruments representing the Notes and the Warrants and the stock certificates representing the Note Shares and the Warrant Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE OR FOR WHICH THEY ARE EXERCISABLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

4.8 Residency. Such Investor is a resident of that jurisdiction specified below its address on the Schedule of Investors.

4.9 Broker-Dealer Status. Such Investor is a not a registered broker-dealer or, if such Investor is an affiliate of a broker-dealer, such Investor is acquiring the Securities hereunder in the ordinary course of its business and such Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

4.10 Foreign Investors. If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)), the Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. The Investor’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Investor’s jurisdiction.

SECTION 5

Certain Agreements

5.1 Piggyback Registration Rights.

(a) Registration Requirements. If, at any time, the Company files a registration statement after the execution of this Agreement if, the Company proposes to register any of its securities under the Securities Act (other than pursuant to Form S-4, Form S-8 or any successor form of limited purpose), the Company will give notice at least 20 days prior to the filing of each such registration statement to the Investor or the holder of the Note Shares or Warrant Shares as applicable (collectively the “Conversion Shares”) of its intention to effect such a registration and will include in such registration all Conversion Shares with respect to which the Company has received requests for inclusion therein within 10 days after receipt of the Company's notice. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required to include any of the Investor’s securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total number of securities, including the Conversion Shares, requested by stockholders to be included in such offering exceeds the amount of securities to be sold other than by the Company that the underwriters determine in their reasonable discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including the Conversion Shares, which the underwriters and the Company determine in their sole discretion will not jeopardize the success of the offering.

(b) The Company shall use its best efforts to:

(i) furnish to the Investor with respect to the Conversion Shares registered under the registration statement such number of copies of the registration statement and the prospectus (including supplemental prospectuses) filed with the SEC in conformance with the requirements of the Securities Act and other such documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Conversion Shares by the Investor;

(ii) make any necessary blue sky filings to permit the Conversion Shares to be sold in any state requested by the Investor;

(iii) pay the expenses incurred by the Company and the Investor in complying with this Section 5.1, including, all registration and filing fees, FINRA fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (and including attorneys’ fees of one counsel to the Investor, but excluding any and all underwriting discounts and selling commissions applicable to the sale of Conversion Shares by the Investor);

(iv) advise the Investor, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the registration statement or of the initiation of any proceeding for that purpose; and it will promptly use its commercially reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

(v) with a view to making available to the Investor the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investor to sell Conversion Shares to the public without registration, the Company covenants and agrees to use its commercially reasonable best efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Conversion Shares qualify to be resold pursuant to Rule 144 within any 90 day period without restriction or any other rule of similar effect or (B) such date as all of the Conversion Shares shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act; and (iii) furnish to the Investor upon request, as long as the Investor owns any Conversion Shares, (A) a written statement by the Company as to whether it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Investor of any rule or regulation of the SEC that permits the selling of any such Conversion Shares without registration.

The Company understands that the Investor disclaims being an underwriter, but acknowledges that a determination by the SEC that the Investor is deemed an underwriter shall not relieve the Company of any obligations it has hereunder.

(c) For the purpose of this Section 5.1:

(i) the term “Selling Shareholder” shall mean the Investor, its executive officers and directors and each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act;

(ii) the term “Registration Statement” shall include any final prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement (or deemed to be a part thereof) referred to in this section; and

(iii) the term “untrue statement” shall mean any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The Company agrees to indemnify and hold harmless each Selling Shareholder from and against any losses, claims, damages or liabilities to which such Selling Shareholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in the Registration Statement, (ii) any inaccuracy in the representations and warranties of the Company contained in this Agreement or the failure of the Company to perform its obligations hereunder or (iii) any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Selling Shareholder for any reasonable legal expense or other actual accountable out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Shareholder specifically for use in preparation of the Registration Statement or the failure of such Selling Shareholder to comply with its covenants and agreements contained herein or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Selling Shareholder prior to the pertinent sale or sales by the Selling Shareholder.

(e) The Investor severally (as to itself), and not jointly, agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure by that Investor to comply with the covenants and agreements contained herein or (ii) any untrue statement of a material fact contained in the Registration Statement if, and only if, such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use (and identified as such) in preparation of the Registration Statement, and the Investor will reimburse the Company (or such officer, director or controlling person, as the case may be), for any reasonable legal expense or other reasonable actual accountable out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. The obligation to indemnify shall be limited to the net amount of the proceeds received by the Investor from the sale of the Common Shares pursuant to the Registration Statement.

(f) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 5.1, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 5.1 (except to the extent that such omission materially and adversely affects the indemnifying party’s ability to defend such action) or from any liability otherwise than under this Section 5.1(c). Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof (unless it has failed to assume the defense thereof and appoint counsel reasonably satisfactory to the indemnified party), such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the reasonable opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel (who shall not be the same as the opining counsel) at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could reasonably have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(g) If the indemnification provided for in this Section 5.1 is unavailable to or insufficient to hold harmless an indemnified party under subsection (d) or (e) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investor on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or the Investor on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investor agrees that it would not be just and equitable if contribution pursuant to this subsection (g) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (g). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (g) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (g), Investor shall not be required to contribute any amount in excess of the amount by which the net amount received by the Investor from the sale of the Conversion Shares to which such loss relates exceeds the amount of any damages which the Investor has otherwise been required to pay to the Company by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(h) The Company, and the Investor by its acceptance of this Agreement, hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 5.1, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 5.1 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.

(i) The Company may request the Investor to furnish the Company with such information with respect to the Investor and the Investor’s proposed distribution of securities being purchased hereunder pursuant to the Company Registration Statement, as applicable, as the Company may from time to time reasonably request in writing or as shall be required by law or by the SEC in connection therewith, and the Investor agrees to furnish the Company with such information as a condition to the inclusion of any of the Investor’s Securities in such Company Registration Statement.

(j) The obligations of the Company and of the Investor under this Section 5.1 shall survive completion of any offering of Conversion Shares in such Registration Statement for a period of two years from the effective date of the Registration Statement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

5.2 Special Right of Participation in Future Securities Offerings by I2BF Venture Capital.

(a) Defined Terms. When used herein, the following terms shall have the respective meanings indicated:

(i) “Excluded Security” means (i) securities purchased under this Agreement; (ii) securities issued upon exercise of the Warrants; (iii) securities issued upon the conversion of the Notes, (iv) shares of Common Stock issuable or issued to (x) employees, consultants or directors from time to time either directly or upon the exercise of options, in such case granted or to be granted by the Company’s Board of Directors, pursuant to one or more stock option plans or restricted stock plans or stock purchase plans in effect as of the Closing or subsequently approved by the Board of Directors, (y) vendors pursuant to warrants to purchase Common Stock that are outstanding on the date hereof or issued hereafter, provided such issuances are approved by the Board of Directors, or (z) banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a bona fide debt financing, project financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Company; (v) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization of the Company; (vi) shares of Common Stock issued in connection with the acquisition by the Company of any corporation or other entity or substantially all of the assets of any corporation or other entity or division thereof occurring after the Closing Date; (vii) shares of Common Stock issued upon the exercise or conversion of any securities of the Company outstanding on the Closing Date; (viii) shares of Common Stock issued in connection with a joint venture, strategic alliance or other commercial relationship relating to the operation of the Company’s business the primary purpose of which is not to raise equity capital; and (ix) securities issued pursuant to a bona fide firm commitment underwritten public offering.

(ii) “Pro Rata Share” means, with respect to affiliates of I2BF Venture Capital (collectively “I2BF”) at any time, the percentage determined by dividing the aggregate number of I2BF’s Note Shares and Warrant Shares issuable under the Notes and Warrants at such time, determined on a fully diluted basis after giving effect to the exercise in full of such Warrants (without regard to any restrictions on such exercise that may be set forth in the Warrants) and the conversion in full of the Notes (without regard to any restrictions on such conversion that may be set forth in the Notes), by the number of shares of Company Common Stock outstanding plus the number of Note Shares and Warrant Shares issuable under the Notes and Warrants at such time.

(iii) “Subsequent Placement” means the issuance, sale, exchange, or agreement or obligation to issue, sell or exchange or reserve, or agreement to or set aside for issuance, sale or exchange any shares of Common Stock (or securities or rights convertible, exercisable or exchangeable, directly or indirectly, for Common Stock) that are offered or sold by the Company for a per share price that is less than the Stated Conversion Price (proportionately adjusted for stock splits, stock dividends and similar event); provided, however, that the issuance or sale, or agreement to issue or sell, an Excluded Security shall not constitute a Subsequent Placement.

(b) Offered Securities. From the Closing Date through the earlier to occur of: (i) when I2BF’s Warrants are no longer outstanding and have either been exercised or have expired, or (ii) the third anniversary of the date of this Agreement, the Company will not, directly or indirectly, effect a Subsequent Placement, unless in each such case the Company shall have first offered to sell to I2BF its Pro Rata Share of the securities being offered in such Subsequent Placement (the securities being offered to I2BF being referred to herein as the “Offered Securities”). The Company shall offer to sell to I2BF its Pro Rata Share of the Offered Securities, at a price and on such other terms as in the Subsequent Placement generally and as shall have been specified by the Company in writing delivered to I2BF (the “Offer”), which Offer by its terms shall remain open and irrevocable for a period of not less than fifteen (15) Days from I2BF’s receipt of the terms of the Offer in writing (the “Offer Period”). I2BF agrees that it will keep the terms of any such Subsequent Placement confidential until such information is publicly available. Additionally, I2BF agrees that it will not purchase or sell any of the Company’s securities while in possession of information regarding any Subsequent Placement until such information is publicly available.

(c)  Notice of Acceptance. If I2BF wishes to accept the Offer, I2BF shall deliver written notice thereof (a “Notice of Acceptance”) to the Company prior to the expiration of the Offer Period, specifying the amount of the Offered Securities that it elects to purchase.

(d)   Permitted Sales of Refused Securities. In the event that a Notice of Acceptance is not timely delivered by I2BF in respect of all the Offered Securities, the Company shall have forty-five (45) days from the expiration of the Offer Period to close the sale of all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by I2BF (the “Refused Securities”) to the person or persons specified in the Offer, but only upon terms and conditions, including, without limitation, unit price and interest rates (if applicable), which are, in the aggregate, no more favorable to such other person or persons or less favorable to the Company than those set forth in the Offer.

(e)  Reduction in Amount of Offered Securities. In the event that the Company proposes to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 5.2(d) above), then I2BF may, at its option and in its sole and absolute discretion, reduce the number or other units of the Offered Securities specified in its Notice of Acceptance to an amount which shall be not less than the amount of the Offered Securities which I2BF elected to purchase pursuant to Section 5.2(c) above multiplied by a fraction, (A) the numerator of which shall be the amount of Offered Securities which the Company actually proposes to sell, and (B) the denominator of which shall be the amount of all Offered Securities. In the event that I2BF so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have been reoffered to I2BF in accordance herewith.

(f)  Closing. Upon each closing of the purchase and sale of Offered Securities, I2BF shall purchase from the Company, and the Company shall sell to I2BF the number of Offered Securities specified in its Notice of Acceptance, as reduced pursuant to Section 5.2(e) above if I2BF has so elected, upon the terms and conditions specified in the Offer. The purchase by I2BF of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and I2BF of a purchase agreement relating to such Offered Securities on the same terms and conditions applicable to other persons purchasing the Offered Securities.

(g)  Further Sale. In each case, any Offered Securities not purchased by I2BF or other person or persons in accordance herewith may not be sold or otherwise disposed of by the Company until they are again offered to I2BF under the procedures specified herein.

5.3 Certain Covenants.

(a) Defined Terms. When used herein, the following terms shall have the respective meanings indicated:

(i) “Debt” means, as to a particular Person at the specified time of determination, the sum of the following, but without duplication, in accordance with GAAP:

(1) all obligations of such Person for borrowed money, including obligations evidenced by bonds, debentures, notes or other similar instruments and accruals for interest not yet earned, but excluding any and all indebtedness incurred in the ordinary course of business owed to or for, trade creditors, financial institutions, vendors, employees, consultants, professionals, taxes, supplies, raw material and for other similar purposes;

(2) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities that is issued to support an obligation for borrowed money or that creates an obligation under a credit facility pursuant to which obligations for borrowed money are created;

(3) every obligation of such Person as a guarantor with respect to the items referenced in (1)-(2); and

(4) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, is classified as a capital lease (provided that, for purposes of clarification, the term “Debt” shall not include any bona fide lease or the use or occupation of real property, not classified as a capital lease in connection with GAAP).

(ii) “GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America, applied on a consistent basis.

(iii) “Issuer Party” means the Company or any Subsidiary of the Company and “Issuer Parties” means all of them.

(b) The Company may sell additional unsecured convertible promissory notes (the “Other Notes”) and common stock purchase warrants (the “Other Warrants”) to investors on terms not less favorable to the Company than the Notes and Warrants until the Company has raised the Maximum Aggregate Investment, inclusive of the Initial Investment.

(c) So long as the Notes are outstanding, no Issuer Party may, without the prior written consent of the holders of a majority of the then outstanding aggregate unpaid principal amount of the Notes and Other Notes, incur Debt other than: (i) the Notes and the Other Notes; (ii) Debt in existence or committed on the date hereof; and; (iii) Debt of any Issuer Party to any other Issuer Party; (iv) obligations less than an aggregate of $10,000,000 that are treated as capitalized lease obligations in accordance with GAAP; and (v) borrowings, the proceeds of which shall be used to repay the Notes and Other Notes.

SECTION 6

Conditions to the Investor’s Obligation to Close

Each Investor’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the Investor:

6.1 Representations and Warranties. The representations and warranties made by the Company in Section 3 hereof shall have been true and correct when made, and shall be true and correct on the Closing Date.

6.2 Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.

6.3 Governmental Approvals and Filings. The Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and the Warrants.

6.4 Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Investor, of the Notes and the Warrants shall be legally permitted by all laws and regulations to which the Investor or the Company are subject.

6.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investor.

6.6 Transaction Documents. The Company shall have duly executed and delivered to the Investor each of the Transaction Documents.

6.7 Compliance Certificate. The President of the Company shall deliver to the Investors at Closing a certificate certifying that the conditions specified in Sections 6.1 and 6.2 have been fulfilled.

6.8 Secretary’s Certificate. The Secretary of the Company shall deliver to the Investors at Closing a certificate attaching and certifying to the truth and correctness of the resolutions of the Company’s Board of Directors adopted in connection with the transactions contemplated by this Agreement.

6.9 Good Standing Certificates. The Company shall have delivered to Investors (i) a certificate of the Secretary of State of the State of Nevada, with respect to the good standing of the Company, (ii) a certificate of good standing from the applicable governmental entity in each jurisdiction where the Company is required to be qualified to do business, and (iii) with respect to each of the Company’s Subsidiaries, (X) a certificate of good standing (or equivalent document) from the Secretary of State (or equivalent governmental entity) of the jurisdiction of incorporation or organization of such Subsidiary, and (Y) a certificate of good standing from the applicable governmental entity in each jurisdiction where it is required to be qualified to do business, all of which are dated within five (5) Business Days prior to the Closing.

6.10 Opinion. The Investor shall have received from Baker & Hostetler LLP, counsel for the Company, an opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to the Investor.

SECTION 7

Conditions to Company’s Obligation to Close

The Company’s obligation to issue and sell the Notes and the Warrant at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

7.1 Representations and Warranties. The representations and warranties made by the Investor in Section 4 shall be true and correct when made, and shall be true and correct on the Closing Date.

7.2 Performance. The Investors shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing.

7.3 Governmental Approvals and Filings. The Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and the Warrant.

7.4 Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Investors, of the Notes and the Warrant shall be legally permitted by all laws and regulations to which the Investor or the Company are subject.

7.5 Purchase Price. The Investors shall have delivered to the Company the Purchase Price.

7.6 Timing of Closing. The Closing shall have occurred not later than August 27, 2008 and shall have resulted in gross proceeds to the Company of not less than $5,000,000.

SECTION 8

Miscellaneous

8.1 Fees and Expenses. Upon the Closing, the Company shall pay the reasonable fees and expenses of Wilson Sonsini Goodrich & Rosati, P.C., the counsel for I2BF, in an amount not to exceed, in the aggregate, $50,000, which fees and expenses shall be documented by I2BF prior to payment of such fees and expenses. At the Closing, the Company will remit such amount by wire transfer directly to Wilson Sonsini Goodrich & Rosati, P.C. on behalf of the Company. Except for the amount payable to such firm, the Company shall not be liable for and shall have no obligation to pay the fees and expenses of counsel to any other Investor.

8.2 Finder’s Fees and Commissions. Except for the placement agent commission payable by the Company to Citation Capital Management Limited, an investment advisory company authorized and regulated by the Financial Services Authority of the United Kingdom, as set forth in Schedule 8.2, each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each or any Investor of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

8.3 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

8.4 Public Announcements. Except as otherwise required by applicable laws, rules or regulations, neither the Company, nor the Investor shall make any public announcement with respect to this Agreement or the transactions contemplated hereby, without the written consent of the Company and I2BF (on behalf of the Investors); provided, however, that the Company shall not be required to obtain such consent if a governmental entity specifically requests disclosure.

8.5 Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and the Investor.

8.6 Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to either party to this Agreement upon any breach or default of the other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

8.7 Attorney’s Fees. In the event that any suit or action is instituted to enforce any provisions in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

8.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of Los Angeles. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Los Angeles for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

8.9 Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

8.10 Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by either party without the prior written consent of the non-assigning party; provided, that the Investor may assign its rights hereunder (including the rights in Section SECTION 5) to any of its affiliates without the Company’s prior consent. Except as set forth in the previous sentence, any attempt by the Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

8.11 Registration, Transfer and Replacement of the Note. The Notes shall be registered notes. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Notes. Prior to presentation of any Note for registration of transfer, the Company shall treat the Person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in any Note, the holder of any Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal amount requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (ii) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

8.12 Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement between the Company and the Investor and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

8.13 Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party as follows: (a) if to the Investor, at the Investor’s address or facsimile number set forth on the signature page hereto, or at such other address as the Investor shall have furnished the Company in writing, or (b) if to the Company, at 9440 Little Santa Monica Blvd., Suite 401, Beverly Hills, California 90210, Attn: Valerie Broadbent, facsimile: (310) 919-3044, or at such other address or facsimile number as the Company shall have furnished to the Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited inside the United States with an overnight courier service of recognized standing for delivery within the United States, (v) three business day after being deposited within the United States with an overnight courier service of recognized standing for delivery outside of the United States or vice versa or (v) four days after being deposited in the U.S. mail, first class with postage prepaid, provided that first class mail shall not be used for the delivery of notice outside of the United States.

8.14 Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

8.15 Further Assurances.  Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be reasonably necessary to more fully effectuate this Agreement.

8.16 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

8.17 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

IN WITNESS WHEREOF, each Investor and the Company have caused its respective signature page to this Unsecured Convertible Note and Warrant Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

STRATOS RENEWABLES
CORPORATION

By:	/s/ Carlos Antonio Salas
Carlos Antonio Salas
Chief Executive Officer

IN WITNESS WHEREOF, each Investor and the Company have caused its respective signature page to this Unsecured Convertible Note and Warrant Purchase Agreement to be duly executed as of the date first written above.

INVESTORS:

I2BF BIODIESEL LIMITED

/s/ Ilya A. Golubovich
Ilya A. Golubovich Director